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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form 8-K

                                Current Report
                      Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) March 6, 1996

                           PRIME HOSPITALITY CORP.
            (Exact name of Registrant as specified in its charter)

                          COMMISSION FILE NO. 1-6869


                DELAWARE                                         22-2640625
      (State or other jurisdiction of                           (IRS employer
       incorporation or organization)                        identification no.)

700 ROUTE 46 EAST, FAIRFIELD, NEW JERSEY                            07004
(address of principal executive offices)                          (zip code)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (201)882-1010
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Item 2.    Acquisition of Assets

           On March 6, 1996, Prime Hospitality Corp. (the "Company") acquired 18 hotels consisting of 16 Wellesley Inns and two other limited-service hotels for approximately $65.1 million in cash. The acquisition enables the Company to consolidate the ownership and establish full control over its proprietary brand Wellesley Inns with all 30 Wellesley Inns now owned and operated by the Company. The acquisition is intended to provide the Company with significant new opportunities to maximize the value of its brand.

           The hotels are located in Florida, New York, New Jersey, Virginia, Maryland and Pennsylvania. In 1995, the hotels generated $24.1 million of revenues and earnings before interest, taxes, depreciation and amortization of $10.4 million.

           The acquisition price was comprised of $60.4 million to purchase the first mortgage on the 18 hotels with a face value of approximately $70.5 million and $4.7 million to purchase the interests of the three partnerships which owned the hotels. The Company utilized its available cash to fund the acquisition. Approximately $1.9 million of the total purchase price was paid to a partnership in which a general partner is the father of David A. Simon, the Company's President and Chief Executive Officer. In connection with the transaction, the Company also terminated its management agreements and junior subordinated mortgages related to the 18 hotels.

           Prime Hospitality Corp. owns or manages 94 hotels throughout the United States under its proprietary trade names Wellesley Inns(R), and AmeriSuites(R), and under franchise agreements with national hotel chains, including Marriott, Radisson, Sheraton, Holiday Inn, Ramada and Howard Johnson.

Item 7. Financial Statements, Pro-Forma Financial Information and Exhibits

        (A.B) It is not practical for the Company to provide the required financial statements and pro-forma financial information for the acquired assets as of the date hereof. The Company intends to file such financial information as soon as it becomes available and in any event within 60 days.

        (C)    Exhibits
               2.1(a) Contract of Purchase and Sale between Hillsborough
                 Associates, Meriden Hotel Associates, L.P., Wellesley I.L.P., Multi-Wellesley Limited Partnership, and Prime Hospitality Corp.

               2.1(b) Consent of the Holders Thereof to the Purchase by Prime
                 Hospitality Corp. of the Outstanding First Mortgage Notes.










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                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                             PRIME HOSPITALITY CORP.



Date:    March 20, 1996                 By: /s/ David A. Simon
                                            --------------------------------
                                            David A. Simon, President and
                                            Chief Executive Officer


Date:    March 20, 1996                 By: /s/ John M. Elwood
                                            --------------------------------
                                            John M. Elwood, Executive
                                            Vice President and Chief
                                            Financial Officer





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               EXHIBIT INDEX

 Exhibit No.                    Description
 ----------                     -----------


    2.1(a)     Contract of Purchase and Sale between Hillsborough
               Associates, Meriden Hotel Associates, L.P., Wellesley I.L.P., Multi-Wellesley Limited Partnership, and Prime Hospitality Corp.

    2.1(b) Consent of the Holders Thereof to the Purchase by Prime Hospitality Corp. of the Outstanding First Mortgage Notes.